UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A
(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 9, 2007
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 4, 2007, Huron Consulting Group Inc. announced that it had entered into a definitive agreement to acquire Glass & Associates, Inc. (“Glass”) pursuant to a Stock Purchase Agreement by and among Glass, the shareholders of Glass, Huron Consulting Group Holdings LLC, and Huron Consulting Group Inc., dated as of January 2, 2007 and joinder agreements by and between certain Glass shareholders and Huron Consulting Group Holdings LLC, dated as of January 2, 2007. This transaction was consummated on January 9, 2007. A Current Report on Form 8-K was filed on January 10, 2007 reporting the completion of acquisition of assets. Pursuant to Item 9.01(a)(4), audited financial statements of the business acquired and related pro forma financial information are being filed by this amendment.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements of Glass & Associates, Inc., as of December 31, 2006 and for the year then ended, together with the accompanying Report of Independent Auditors, are set forth in Exhibit 99.1.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information is set forth in Exhibit 99.2.

(d)	Exhibits.

23.1	Consent of independent accountants.

99.1	Financial statements of Glass & Associates, Inc., as of December 31, 2006 and for the year then ended.

99.2	Unaudited pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	March 28, 2007	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of independent accountants.
99.1	Financial statements of Glass & Associates, Inc., as of December 31, 2006 and for the year then ended.
99.2	Unaudited pro forma financial information.